SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

                    THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT dated October 19, 2001 is by and between TYSON FOODS, INC., a corporation organized under the laws of Delaware (the "  Company"  ), and Donald J. Tyson ("  Employee"  ).

WITNESSETH:

                    WHEREAS, following Employee's retirement from full time employment, the Company wishes to retain Employee's services and access to Employee's experience and knowledge; and

                    WHEREAS, the Employee wishes to furnish advisory services to the Company upon the terms, provisions and conditions herein provided;

                    NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter contained, the parties hereby agree as follows:

1.       The term of this Agreement (the "  Term"  ) shall begin October 19, 2001 and end October 19, 2011.

2.      During the Term, Employee will, upon reasonable request, provide advisory services to the Company as follows:

(a)      Services hereunder shall be provided as an employee of the Company;

(b)      Employee may be required to devote up to twenty (20) hours per month to the Company;

(c)      Employee may perform advisory services hereunder at any location but may be required to be at the offices of the Company upon reasonable notice; and

(d)      Employee shall not be obligated to render services under this Agreement during any period when he is disabled due to illness or injury.

3.      Beginning October 19, 2001, the Company shall (i) pay Employee each year the sum of $800,000 per year, such sum to be payable as the parties may from time to time agree; and (ii) provide Employee with life and health insurance during the Term as generally available to Employee at the time of retirement. In addition, the Company shall continue to provide Employee with his travel and entertainment costs, as well as his estimated income tax liability with respect thereto, consistent with past practices. In the event of the Employee's death, the benefits described above shall continue to be paid to the surviving of Employee's three children, John Tyson, Cheryl Tyson and Carla Tyson, for the duration of the Term. In the event of death by both Employee and the above named children, all benefits under this Agreement shall cease.

4.      Employee shall receive, in addition to all other benefits described in this Agreement, as additional consideration for signing this Agreement and for agreeing to abide and be bound by its terms, provisions and restriction an award of 1,000,000 shares of Company Class A Common Stock subject to the terms and conditions of a restricted stock agreement used by the Company for such awards, such restricted stock to vest in its entirety on October 10, 2003.

5.      During the Term, the Company shall reimburse Executive for costs incurred by Executive for tax and estate planning advice from an entity recommended by the Company.

6.      While this Agreement is in effect and thereafter, the Employee shall not divulge to anyone, except in the regular course of the Company's business, any confidential or proprietary information regarding the Company's records, plans or any other aspects of the Company's business which it considers confidential or proprietary.

7.       This Agreement shall terminate in the event Employee accepts employment from anyone deemed by the Company to be a competitor.

8.       The right of the Employee or any other beneficiary under this Agreement to receive payments may not be assigned, pledged or encumbered, except by will or by the laws of descent and distribution, without the permission of the Company which it may withhold in its sole and absolute discretion.

9.       This Agreement represents the complete agreement between Company and Employee concerning the subject matter hereof and supersedes all prior employment or benefit agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Employee and Company.

10.       It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement shall be determined in accordance with the laws of the State of Arkansas.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

TYSON FOODS, INC.

By: /s/ John Tyson
Title: Chairman and Chief Executive Officer

/s/ Donald J. Tyson
Donald J. Tyson